Exhibit 10.4

FINDER’S FEE AGREEMENT

This Agreement is made this 5th day of January 2009

By and Between:

Quadra Projects Inc. a body corporate incorporated in Nevada having an office at at #200-245 East Liberty Street Reno, Nevada, USA 89501
(hereinafter referred to as “QUADRA” )
OF THE FIRST PART,
AND

Magnum Group International Inc., a body corporate incorporated in the Belize,having an office at No.5 New Road, P.O. Box 388, Belize City Belize
(hereinafter referred to as the “FINDER” )

OF THE SECOND PART.

1	SCOPE
A.	WHEREAS the “FINDER” has contact with companies, firms, individuals (the “investors or joint venture participants”) that are interested in participating in Joint Ventures with QUADRA and may become financial supporters, investors or shareholders, or may participate in a Joint Venture with QUADRA or any part of the QUADRA related subsidiaries and joint ventures, and limited to the scope of services defined in this contract.

B.	AND WHEREAS THE “FINDER” hereby agrees to direct referrals of these investors or joint venture participants to “QUADRA” so as to develop contacts with these investors or joint venture participants and / or to arrange for contact between “QUADRA” and the investors or joint venture participants defined above.

The “FINDER” and “QUADRA” hereby agree as follows:

1.1.1	QUADRA agrees to pay “FINDER” a Finder’s Fee equivalent to a Ten Per Cent (10%) (see Section 2.6 for details) of the financial interest invested in the Joint Ventures” acquired otherwise in “QUADRA” or the sum of $150,000 USD whichever is greater by these investors or joint venture participants that have been referred (hereinafter known as “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”) by the “FINDER”.

1.1.2	Net fees are based on the total value of financial interest as defined in the Agreement between “QUADRA” and the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”, and shall not include any associated costs such as cost of processing, legal search; applicable taxes, etc. (refer to the subscription contract between

1

“QUADRA” and the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS” or the Joint Venture agreements for details).

1.1.3	The ‘REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS” that the “FINDER” refers to QUADRA shall be pre-qualified. That is, the “FINDER” shall have determined as to whether the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS” have already begun to develop a relationship with QUADRA.

1.1.4	The “FINDER” shall provide all referrals to QUADRA and shall provide them exclusively. This arrangement shall remain in effect during the course of the Agreement between QUADRA and the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”; and in the event of cancellation of the said Agreement between QUADRA and the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”; the subject arrangement shall remain in effect until one year after the effective date of cancellation, unless specifically agreed otherwise.

2	INVOICING

2.1	“QUADRA” agrees to disclose to the “FINDER” financial terms related to the Agreement between QUADRA and the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”. If financial arrangements between “QUADRA” by the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS” allow for incremental execution of the said financial agreement, the copy of related documents is to be sent to the “FINDER”, and shall be sent at the same time it is sent to the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”.

2.2	The “FINDER” shall use the above documents as the basis to which the Finder’s Fee shall be applied.

2.3	The “FINDER” shall prepare an invoice to “QUADRA” reflecting the financial value of the Agreement between QUADRA and the “REFFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”, and based on the agreed Finder’s Fee of Ten Per Cent (10%), as defined in Section 2.6. or in the event of a Joint Venture the sum of $150,000USD whichever is greater.

2.4	Payment of the “FINDER” invoice shall be due and payable in full upon receipt of the INVESTMENT FUNDS or execution of Joint Venture agreements by QUADRA from the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”.

2.5	The date of execution of the Agreement between the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS” and QUADRA shall be the date when the interest in QUADRA was transferred or acquired by or an acquisition of shares was made by the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”. If requested, QUADRA shall provide the “FINDER” with the copies of related documents such as SUBSCRIPTION AGREEMENTS OR TRANSFER of “QUADRA” shares or the Joint Venture Agreement to the “REFERRED INVESTORS OR JOINT VENTURE

PARTICIPANTS” or copies of international money transfers or copies of relevant bank deposit slips, where applicable.

2.6	The schedule for payment will be as follows:

The Finder’s Fee shall be based on an amount reflecting the true financial value of the Agreement between QUADRA and the “REFFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS”, as follows:

Value of the Agreement	Finder’s Fee Ten Per Cent (10%) of the value of the Agreement)
Joint Venture Agreement	The greater of the Sum of $150,000 USD or Ten Per Cent of the value of the Agreement

2.7	Finder’s Fees unpaid after 30 days will attract interest of 1% per month (calculated annually at 12%), except for conditions as defined in Section 8.1.

3	TERMS

3.1	The Finder’s Fee Agreement may be cancelled at any time by either party by giving notice in writing.

3.2	This Agreement shall continue in force until thirty days (30 days) after written and confirmed receipt of notice of cancellation to either party. No cancellation of this agreement by QUADRA shall prejudice fees already earned by or pending to the “FINDER”.

4	GENERAL

4.1	This document constitutes the entire agreement between QUADRA and the “FINDER” and nothing else is implied or promised. It is binding on the respective heirs, executors, administrators, successors and assigns of the parties hereto.

4.2	All notices required to be sent by one Party to the other Party shall be deemed received if delivered personally to an Officer of the other party or by notice sent by prepaid registered mail to the address of the other Party set out herein.

5	REPRESENTATION OF FINDER

5.1	The Finder agrees:

(a) Not to represent or otherwise lead Investors or Joint Venture Participants to believe that the FINDER, his employees, officers or agents have the power or authority to bind QUADRA to any agreement.

(b) To at all times honestly, fairly, accurately, and in good faith portray QUADRA to the Investors or Joint Venture Participants and to follow all reasonable instructions, directions, and policies of QUADRA from time to time.

6	NON-CIRCUMVENTION AND NON-DISCLOSURE

6.1	The Parties agree to abide by the following rules of non-circumvention and non- disclosure for a period of Five (5) years from the effective date hereof. This covenant and agreement shall survive termination of the Agreement for any reason whatsoever.

6.2	“QUADRA”, represents and warrants that it shall not solicit or enter into any agreement with any Investors that are originally made known and/or available by the Finder hereto, at any time or in any manner without the express written permission of the Finder.

6.3	The Parties shall maintain complete confidentially regarding this Agreement and all transactions occurring hereunder, each other’s business, QUADRA’s business and marketing plans, QUADRA’s parts or equipment suppliers, sub-contractors, financiers or consultants, each other business sources including names of Investors, Joint Venture Participants, their identities, identifying telephone, telex, facsimile numbers, email addresses or any other means of access thereto, bank information, codes or references and/or information advised by one party to the other and affiliates and each other’s proprietary knowledge and will disclose such information only pursuant to the express written permission of the Party who made such information available and to those persons or investors or joint venture participants or their consultants or professional advisors who have a need to know so as to ascertain the viability of the investment in QUADRA.

6.4	This agreement applies to all future dealings and transactions, extensions, renewals, re- negotiations, parallel contracts/agreements, third party assignments or other transactions between any party or parties within the chain of contacts or introductions in the procurement of acquisitions, or sales or beneficial contracts to or for the advantage of QUADRA.

7	WARRANTY

7.1	Each party represents, warrants and covenants that all information furnished by each Party to the other Party is or will be true, complete, correct and accurate to the best of said Party’s knowledge and belief, provided however the Finder cannot warrant the accuracy of any information provided by an Investor or Joint Venture Participant to QUADRA.

8	INDEMNITY

8.1	The “FINDER” agrees to indemnify and save harmless QUADRA without liability for payments as defined in Sections 2.2, 2.3, and 2.4, in the following cases:
a) When the Agreement between QUADRA and the “REFERRED INVESTORS OR

JOINT VENTURE PARTICIPANTS” is discontinued at QUADRA’S or at the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS’S” discretion.

	b)	when the Agreement between QUADRA and the “REFERRED INVESTORS OR JOINT VENTURE PARTICIPANTS” cannot be executed because of any reason whatever, and / or

	c)	If QUADRA decided not to pursue the said Agreement.

9	ENDORSEMENTS

9.1	A copy of this Agreement, or any other document(s) executed and/or signed by any of the Parties hereto and sent to the other Party by facsimile transmission carries the full force and effect as if it were the hand delivered original.

9.2	This Agreement has been executed by the parties hereto, in two identical copies.

Executed on the 5th day of January 2009

QUADRA PROJECTS INC.	MAGNUM GROUP INTERNATIONAL INC.

Per:	Per:
President	President